Exhibit 99.1

MEDIA
Jean-Marc Podvin	Laura Hortas
33-1-53-77-42-43	609-252-4587
jean-marc.podvin@sanofi-aventis.com	laura.hortas@bms.com

Tony Plohoros
609-252-7938
tony.plohoros@bms.com
INVESTORS
Sanjay Gupta	John Elicker
33-1-53-77-45-45	212-546-3775
sanjay.gupta@sanofi-aventis.com	john.elicker@bms.com

SANOFI-AVENTIS AND BRISTOL-MYERS SQUIBB ANNOUNCE

AGREEMENT TO SETTLE U.S. PLAVIX® LITIGATION WITH APOTEX

SUBJECT TO CERTAIN CONDITIONS

PARIS, FRANCE AND NEW YORK, NEW YORK (March 21, 2006) – Sanofi-aventis (Paris Bourse: EURONEXT: SAN; and New York: NYSE: SNY) and Bristol-Myers Squibb Company (NYSE: BMY) announced today that they have reached an agreement subject to certain conditions with Apotex Inc. and Apotex Corp. to settle the patent infringement lawsuit pending between the parties in the U.S. District Court for the Southern District of New York. The lawsuit relates to the validity of a composition of matter patent for clopidogrel bisulfate (the ‘265 patent), a medicine made available in the United States by sanofi-aventis and Bristol-Myers Squibb as PLAVIX®. The trial in the lawsuit had previously been scheduled to begin in June 2006. As a result of the agreement, the Court has now suspended the trial date pending the possible finalization of the proposed settlement.

Under the terms of the proposed settlement, sanofi-aventis would grant Apotex a royalty-bearing license under the ‘265 patent to manufacture and sell its FDA-approved clopidogrel bisulfate product in the United States, and Apotex would agree not to sell a clopidogrel product in the United States until the effective date of the license. The license would be exclusive (except for the PLAVIX® brand product) and would be effective on September 17, 2011, with the possibility of an effective date earlier in 2011 if sanofi-aventis does not receive an extension of exclusivity for pediatric use under the ‘265 patent. If a third party obtains a final decision that the ‘265 patent is invalid or unenforceable, under certain circumstances, the license to Apotex may become effective earlier. As previously disclosed, sanofi-aventis and Bristol-Myers Squibb have filed a patent infringement claim against Dr. Reddy's Laboratories with respect to the ‘265 patent. Sanofi-aventis and Bristol-Myers Squibb have approached Dr. Reddy's to discuss a possible settlement of this matter. The outcome of these discussions cannot be assured.

The agreement includes other provisions, including payments by sanofi-aventis and Bristol-Myers Squibb to Apotex in the event of either finalization of the proposed settlement or termination of the agreement. Payments due to Apotex under the agreement are payable 50% by sanofi-aventis and 50% by Bristol-Myers Squibb.

The proposed settlement is subject to certain conditions, including antitrust review and clearance by the Federal Trade Commission and state attorneys general. There is a significant risk that required antitrust clearance will not be obtained. In such event, the proposed settlement would be terminated, and the litigation would be reinstated in the same Court.

If the litigation were reinstated, sanofi-aventis and Bristol-Myers Squibb intend to vigorously pursue enforcement of their patent rights in PLAVIX®. It is not possible at this time reasonably to assess the outcome of this lawsuit or the timing of potential generic competition for PLAVIX®. Apotex announced in January 2006 that it had received final approval of its aNDA for clopidogrel bisulfate from the FDA. As a result, if the litigation were reinstated, Apotex could launch a generic clopidogrel product at risk.

It also is not possible reasonably to estimate the impact of this lawsuit on sanofi-aventis and Bristol-Myers Squibb. However, loss of market exclusivity of PLAVIX® and the subsequent development of generic competition would be material to Sanofi-Aventis’ and Bristol-Myers Squibb’s sales of PLAVIX® and results of operations and cash flows, and could be material to sanofi-aventis’ and Bristol-Myers Squibb’s financial condition and liquidity.

Questions and answers relating to this press release are posted at www.sanofi-aventis.com and www.bms.com/news.

Statements on Cautionary Factors

Sanofi-aventis

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products and services, and statements regarding future performance. Forward-looking statements are generally identified by the words “expect,” “anticipates,” “believes,” “intends,” “estimates,” “plans” and similar expressions. Although sanofi-aventis’ management believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of sanofi-aventis, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These factors include, among other things, the likelihood of obtaining the required antitrust clearance and satisfying the other conditions to the proposed settlement and, if such conditions are not satisfied, the outcome of the Apotex lawsuit, as well as the risk of a third party obtaining a decision of invalidity or unenforceability of the ‘265 patent notwithstanding finalization of the proposed settlement. These risks and uncertainties include those discussed or identified in the public filings with the SEC and the AMF made by sanofi-aventis, including those listed under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in sanofi-aventis’ annual report on Form 20-F for the year ended December 31, 2004. Other than as required by applicable law, sanofi-aventis does not undertake any obligation to update or revise any forward-looking information or statements.

Bristol-Myers Squibb

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans and projections regarding Bristol-Myers Squibb’s financial position, results of operations, financial condition, liquidity and other operating matters. These statements may be identified by the fact that they use words such as “anticipate,” “estimates,” “should,” “expect,” “guidance,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, the likelihood of obtaining the required antitrust clearance, the risk of a third party obtaining a decision of invalidity or unenforceability of the ‘265 patent notwithstanding finalization of the proposed settlement, and satisfying the other conditions to the proposed settlement and, if such conditions are not satisfied, the outcome of the Apotex lawsuit. For further details and a discussion of these and other risks and uncertainties, see Bristol-Myers Squibb’s periodic reports, including current reports on Form 8-K, quarterly reports on Form 10-Q and those listed under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in the annual report on Form 10-K for the year ended December 31, 2005, furnished to and filed with the Securities and Exchange Commission. Bristol-Myers Squibb undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

About Sanofi-Aventis

Sanofi-aventis is the world’s third largest pharmaceutical company, ranking number one in Europe. Backed by a world-class R&D organization, sanofi-aventis is developing leading positions in seven major therapeutic areas: cardiovascular, thrombosis, oncology, metabolic diseases, central nervous system, internal medicine, and vaccines. Sanofi-aventis U.S. is listed in Paris (EURONEXT: SAN) and New York (NYSE: SNY).

About Bristol-Myers Squibb

Bristol-Myers Squibb is a global pharmaceutical and related health care company whose mission is to extend and enhance human life.

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